Exhibit 5.1

[Jones Day Letterhead]

June 11, 2015

Horizon Global Corporation

39400 Woodward Avenue, Suite 100

Bloomfield Hills, Michigan 48304

Re:	Registration Statement on Form S-1, as amended (No. 333-203138), relating to the registration of shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”)

Ladies and Gentlemen:

We are acting as counsel for Horizon Global Corporation, a Delaware corporation (the “Company”), in connection with the distribution by TriMas Corporation (“TriMas”) to its stockholders of two shares of Common Stock for every five outstanding shares of common stock, par value $0.01 per share, of TriMas, pursuant to the terms and conditions of the separation and distribution agreement (the “Separation and Distribution Agreement”) to be entered into by and between the Company and TriMas.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered pursuant to the terms and conditions of the Separation and Distribution Agreement, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-1, as amended (No. 333-203138) (the “Registration Statement”), filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Act”) and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day